Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2023 RESULTS
AND PROVIDES INITIAL 2024 OUTLOOK

PLYMOUTH MEETING, Pa. – February 27, 2024 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the fourth quarter and fiscal year ended December 31, 2023.

Full Year 2023 Results and Highlights
All comparisons are to the year ended December 31, 2022 unless otherwise stated.
•Net revenue was $3,200.2 million compared to $2,970.6 million, an increase of 7.7% driven by non-acquired growth of 7.3%.
•Net loss attributable to AdaptHealth Corp. was $678.9 million compared to net income of $69.3 million, largely resulting from a $830.8 million pre-tax write down of goodwill.
•Adjusted EBITDA increased to $670.8 million from $593.8 million, an increase of 13.0%.
•Cash flow from operations increased to $480.7 million from $373.9 million, an increase of 28.6%.
•Free cash flow increased to $143.2 million from $(17.6) million.
Fourth Quarter 2023 Results and Highlights
All comparisons are to the quarter ended December 31, 2022 unless otherwise stated.
•Net revenue was $858.2 million compared to $780.3 million, an increase of 10.0% driven by non-acquired growth of 9.7%.
•Net loss attributable to AdaptHealth Corp. was $254.5 million compared to net loss attributable to AdaptHealth Corp. of $2.6 million, largely resulting from a $318.9 million pre-tax write down of goodwill.
•Adjusted EBITDA increased to $204.6 million from $146.0 million, an increase of 40.2%.
•Cash flow from operations increased to $155.3 million from $96.9 million, an increase of 60.2%.
•Free cash flow was $66.6 million, compared to $(46.0) million.
Guidance for Fiscal Year 2024
The Company is providing its initial financial guidance for fiscal year 2024, as follows:
•Net revenue of $3.25 billion to $3.35 billion;
•Adjusted EBITDA of $650 million to $710 million;
•Free cash flow of $150 million to $180 million
Guidance for fiscal year 2024 does not include any contributions from acquisitions that have not yet closed and assumes that the 75/25 blended Medicare reimbursement rate adjustment in non-rural, non-competitive bid areas is not extended.
Management Commentary

Richard Barasch, Chairman and Interim CEO of AdaptHealth, commented, “We closed out 2023 with strong performance across the board in the fourth quarter. Driven by continued strength in sleep and respiratory, we generated record revenue of $3.2 billion, up 7.7% year-over-year, nearly all from non-acquired sources. We are also quite pleased that Adjusted EBITDA for the year increased at an even faster rate, giving us confidence that the strategic initiatives we undertook to improve efficiency have started to produce results.”

“Another highlight of the year was the material increase in cash flow from operations and free cash flow. We are particularly pleased that our leverage ratio declined from 3.69x to 3.16x as of the end of the year.”

Mr. Barasch continued, “AdaptHealth provides needed medical equipment and supplies to approximately 4.1 million patients annually. Our nearly 11,000 employees, including approximately 1,000 healthcare professionals, are committed to constant improvement in our service and value to these patients so they can live better and healthier lives.”

Conference Call

Management will host a teleconference today, Tuesday, February 27, 2024, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:

•(800) 245-3047 (Domestic) or
•(203) 518-9765 (International)

When prompted, reference Conference ID: AHCO4Q23

To access the Webcast please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/

Following the live call, a replay will be available for six months on the Company’s website, www.adapthealth.com, under “Investor Relations.”

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.1 million patients annually in all 50 states through its network of approximately 680 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA and Free Cash Flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s financial performance. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$77,132	$46,272
Accounts receivable	388,910	359,146
Inventory	113,642	127,754
Prepaid and other current assets	69,338	52,136
Total current assets	649,022	585,308
Equipment and other fixed assets, net	495,101	487,079
Operating lease right-of-use assets	110,465	129,506
Finance lease right-of-use assets	31,962	5,423
Goodwill	2,724,958	3,545,297
Identifiable intangible assets, net	130,160	162,773
Other assets	21,128	22,415
Deferred tax assets	345,854	281,786
Total Assets	$4,508,650	$5,219,587
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$391,994	$337,498
Current portion of long-term debt	53,368	35,000
Current portion of operating lease obligations	29,270	30,001
Current portion of finance lease obligations	9,122	2,211
Contract liabilities	38,570	31,641
Warrant liability	4,021	—
Other liabilities	10,654	19,863
Total current liabilities	536,999	456,214
Long-term debt, less current portion	2,094,614	2,153,267
Operating lease obligations, less current portion	85,529	104,394
Finance lease obligations, less current portion	22,746	3,950
Other long-term liabilities	302,093	305,501
Warrant liability	—	38,503
Total Liabilities	3,041,981	3,061,829
Total Stockholders' Equity	1,466,669	2,157,758
Total Liabilities and Stockholders' Equity	$4,508,650	$5,219,587

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve months ended
(in thousands, except per share data)	December 31,		December 31,
	2023	2022	2023	2022
Net revenue	$858,234	$780,283	$3,200,177	$2,970,595
Costs and expenses:
Cost of net revenue	698,332	699,322	2,720,613	2,553,169
General and administrative expenses	47,294	37,452	190,091	162,125
Depreciation and amortization, excluding patient equipment depreciation	11,491	16,777	57,087	64,890
Goodwill impairment	318,921	—	830,787	—
Total costs and expenses	1,076,038	753,551	3,798,578	2,780,184
Operating (loss) income	(217,804)	26,732	(598,401)	190,411
Interest expense, net	33,486	30,509	130,299	109,414
Change in fair value of warrant liability	(2,596)	(13)	(34,482)	(17,158)
Other loss (income), net	22,992	(6,926)	29,566	253
(Loss) income before income taxes	(271,686)	3,162	(723,784)	97,902
Income tax (benefit) expense	(18,111)	4,733	(49,004)	24,769
Net (loss) income	(253,575)	(1,571)	(674,780)	73,133
Income attributable to noncontrolling interests	928	1,017	4,115	3,817
Net (loss) income attributable to AdaptHealth Corp.	$(254,503)	$(2,588)	$(678,895)	$69,316

Weighted average common shares outstanding - basic	132,990	134,139	134,156	134,175
Weighted average common shares outstanding - diluted	132,990	134,139	134,418	138,988

Basic net (loss) income per share	$(1.91)	$(0.02)	$(5.06)	$0.47
Diluted net (loss) income per share	$(1.91)	$(0.02)	$(5.31)	$0.33

ADAPTHEALTH CORP.
 Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(674,780)	$73,133
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	382,783	351,178
Goodwill impairment	830,787	—
Equity-based compensation	22,468	22,397
Change in fair value of warrant liability	(34,482)	(17,158)
Reduction in the carrying amount of operating lease right-of-use assets	31,873	32,264
Reduction in the carrying amount of finance lease right-of-use assets	5,938	—
Deferred income tax (benefit) expense	(62,595)	18,036
Change in fair value of interest rate swaps, net of reclassification adjustment	(1,801)	(2,936)
Amortization of deferred financing costs	5,234	5,234
Other	350	(285)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(28,862)	(209)
Inventory	15,531	(6,300)
Prepaid and other assets	(20,305)	(13,143)
Operating lease obligations	(32,428)	(31,213)
Operating liabilities	40,955	(57,131)
Net cash provided by operating activities	480,666	373,867
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(337,463)	(391,423)
Payments for business acquisitions, net of cash acquired	(19,687)	(19,017)
Payments for cost method investments	(128)	(731)
Net cash used in investing activities	(357,278)	(411,171)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	50,000	—
Repayments on long-term debt and lines of credit	(95,000)	(20,000)
Repayments of finance lease obligations	(6,769)	(16,176)
Payments for shares purchased under share repurchase program	(29,275)	(13,992)
Payments for tax withholdings from restricted stock vestings and stock option exercises	(5,843)	(3,516)
Payments of contingent consideration and deferred purchase price from acquisitions	(2,535)	(14,493)
Payments related to the Tax Receivable Agreement	(3,224)	—
Distributions to noncontrolling interests	(2,500)	(2,000)
Proceeds from the exercise of stock options	587	2,510
Proceeds received in connection with employee stock purchase plan	2,031	1,616
Net cash used in financing activities	(92,528)	(66,051)
Net increase (decrease) in cash	30,860	(103,355)
Cash at beginning of period	46,272	149,627
Cash at end of period	$77,132	$46,272

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA
This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, transaction costs, change in fair value of the warrant liability, goodwill impairment, litigation settlement expense, and certain other non-recurring items of expense or income.
The following unaudited table presents the reconciliation of net (loss) income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA for the three and twelve months ended December 31, 2023 and 2022:

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income attributable to AdaptHealth Corp.	$(254,503)	$(2,588)	$(678,895)	$69,316
Income attributable to noncontrolling interest	928	1,017	4,115	3,817
Interest expense, net	33,486	30,509	130,299	109,414
Income tax (benefit) expense	(18,111)	4,733	(49,004)	24,769
Depreciation and amortization, including patient equipment depreciation	92,364	102,343	382,783	351,178
EBITDA	(145,836)	136,014	(210,702)	558,494
Equity-based compensation expense (a)	5,184	5,613	22,468	22,397
Transaction costs (b)	339	171	960	6,003
Change in fair value of warrant liability (c)	(2,596)	(13)	(34,482)	(17,158)
Goodwill impairment (d)	318,921	—	830,787	—
Litigation settlement expense (e)	25,140	—	25,140	—
Other non-recurring expense, net (f)	3,467	4,171	36,624	24,034
Adjusted EBITDA	$204,619	$145,956	$670,795	$593,770
Net (loss) income attributable to AdaptHealth Corp. as a percentage of net revenue	(29.7)%	(0.3)%	(21.2)%	2.3%
Adjusted EBITDA as a percentage of net revenue	23.8%	18.7%	21.0%	20.0%

(a)	Represents non-cash equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents transaction costs and expenses related to integration efforts related to acquisitions.
(c)	Represents non-cash gains for the changes in the estimated fair value of the warrant liability.
(d)	Represents non-cash goodwill impairment charges as a result of the fair value of the Company’s reporting unit being less than its carrying value.
(e)	Represents an expense relating to an agreement to settle a previously disclosed securities class action lawsuit, net of expected contributions from the Company’s insurers.
(f)
The 2023 year-to-date period consists of $13.9 million of expenses associated with litigation, $7.1 million of severance charges (of which $2.9 million relates to the separation of the Company's former CEO), $5.6 million of consulting expenses associated with systems implementations activities, $5.2 million of consulting expenses associated with cost savings initiatives, $4.8 million of lease termination costs associated with a cost management program, $0.9 million of net impairments of operating lease right-of-use assets as a result of vacating the leased facilities, and $1.6 million of other non-recurring expenses, offset by income of $2.5 million related to changes in AdaptHealth's estimated TRA liability. The 2022 period consists of $11.7 million of consulting expenses associated with systems implementation activities and post-implementation support services, $10.5 million of expenses associated with litigation, a $0.8 million loss related to the write-off of an investment, and $3.9 million of net other non-recurring expenses, offset by income of $2.9 million related to changes in AdaptHealth’s estimated TRA liability.

Free Cash Flow
This press release presents AdaptHealth’s Free Cash Flow for the three and twelve months ended December 31, 2023 and 2022.

AdaptHealth defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to the free cash flow measure for the three and twelve months ended December 31, 2023 and 2022:

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31,		December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$155,266	$96,920	$480,666	$373,867
Purchases of equipment and other fixed assets	(88,647)	(142,912)	(337,463)	(391,423)
Free cash flow	$66,619	$(45,992)	$143,203	$(17,556)

Contacts

AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer
IR@adapthealth.com